WANGER ADVISORS TRUST

AMENDMENT NO. 1 TO THE

AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 3 of Article IV of the Agreement and Declaration of Trust (the “Declaration of Trust”) of Wanger Advisors Trust (the “Trust”), dated August 30, 1994, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust or one or more series of the Trust without authorization of a vote of the Shareholders of the Trust;

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Wanger Advisors Trust, do hereby certify that we have authorized the following amendments to said Declaration of Trust:

•	Article I is hereby amended to read in its entirety as follows:

Section 1. This Trust shall be known as “Columbia Funds Variable Series Trust,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

•	The name of Wanger International, a series of the Trust, is hereby changed to “Columbia Variable Portfolio – Acorn International Fund.”

•	The name of Wanger Acorn, a series of the Trust, is hereby changed to “Columbia Variable Portfolio – Acorn Fund.”

The foregoing amendment is effective as of June 1, 2025.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 1 to the Declaration of Trust on March 27, 2025.

/s/ George S. Batejan George S. Batejan	/s/ Brian J. Gallagher Brian J. Gallagher

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ Douglas A. Hacker Douglas A. Hacker

/s/ Daniel J. Beckman Daniel J. Beckman	/s/ Nancy T. Lukitsh Nancy T. Lukitsh

/s/ Pamela G. Carlton Pamela G. Carlton	/s/ David M. Moffett David M. Moffett

/s/ Janet Langford Carrig Janet Langford Carrig	/s/ Catherine James Paglia Catherine James Paglia

/s/ J. Kevin Connaughton J. Kevin Connaughton	/s/ Natalie A. Trunow Natalie A. Trunow

/s/ Olive M. Darragh Olive M. Darragh	/s/ Sandra L. Yeager Sandra L. Yeager

/s/ Patricia M. Flynn Patricia M. Flynn

Registered Agent:	Corporation Service Company 84 State Street Boston, MA 02109